Sonic Foundry, Inc.

Annual Report on Form 10-K

For the Year Ended September 30, 2012

EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 12, 2012, with respect to the consolidated financial statements and schedule in the Annual Report of Sonic Foundry, Inc. on Form 10-K for the year ended September 30, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Sonic Foundry, Inc. on Forms S-3 (File No. 333-114778 effective September 29, 2004, File No. 333-130612 effective May 10, 2006, File No. 333-163701 effective February 19, 2010 and File No. 333-171445 effective January 5, 2011) and on Forms S-8 (File No. 333-75167 effective March 26, 1999, File No. 333-45436 and File No. 333-45438 effective September 8, 2000, File No. 333-75908 effective December 21, 2001, File No. 333-119000 effective September 15, 2004, File No. 333-151601 effective June 11, 2008 and File No. 333-159048 effective May 7, 2009).

/s/ GRANT THORNTON LLP

Milwaukee, Wisconsin

December 12, 2012